Exhibit 10.2
HESKA CORPORATION
EQUITY INCENTIVE PLAN
Effective May 5, 2021

ARTICLE 1.
INTRODUCTION
The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Restricted Stock Units, Options (which may constitute ISOs or NQOs), Stock Appreciation Rights, Performance-Based Awards, Other Cash-Based Awards, or Other Stock-Based Awards.
The Plan shall be governed by, and construed in accordance with, the laws of the State of Colorado (except its choice-of-law provisions).
ARTICLE 2.
ADMINISTRATION.
2.1    COMMITTEE COMPOSITION. The Plan shall be administered by the Committee. The Committee shall consist exclusively of two or more independent directors of the Company, who shall be appointed by the Board. The initial Committee shall be the Compensation Committee of the Board. In addition, the composition of the Committee shall satisfy such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 under the Exchange Act. The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not satisfy the foregoing requirements, who may administer the Plan with respect to Employees and Consultants who are not considered officers or directors of the Company under Section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and Consultants and may determine all terms of such Awards. In addition, to the fullest extent permitted by applicable law and subject to any limitations that may be established by the Board or the Committee, the Board or the Committee may delegate to one or more officers of the Company the authority to designate the individuals (other than such officer(s) or any individual considered an officer or director of the Company under Section 16 of the Exchange Act) among those eligible to receive Awards pursuant to the terms of the Plan, who will receive Awards under the Plan and the size of each such grant.

2.2    COMMITTEE RESPONSIBILITIES. The Committee shall (a) select the Employees, Outside Directors and Consultants who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan and (d) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee may amend or modify any outstanding Awards in any manner to the extent the Committee would have had the authority under the Plan initially to make such Awards as so amended or modified. The Committee’s determinations under the Plan shall be final and binding on all persons.

2.3    INDEMNIFICATION. No member of the Board or the Committee, or any officer or employee of the Company or any Subsidiary or Affiliate thereof acting on behalf of the Board or the Committee, shall be personally liable for any action, omission, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company and of any Subsidiary or Affiliate thereof acting on their behalf shall, to the maximum extent permitted by applicable law and the Company’s by-laws and governing documents, be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.
2.4    BENEFICIARY DESIGNATIONS. If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s surviving spouse, or if none, to the Participant’s estate.

ARTICLE 3.
SHARES AVAILABLE FOR GRANTS.
3.1    BASIC LIMITATION. Common Shares issued pursuant to the Plan may be authorized but unissued Common Shares or treasury shares, or Common Shares reacquired by the Company in any manner. Subject to adjustment in accordance with Article 12, the number of Common Shares which may be issued pursuant to Awards granted under the Plan is 250,000 Common Shares plus the number of Common Shares that remain available for grant under the Prior Plans as of May 5, 2021. The aggregate number of Common Shares that may be issued pursuant to the exercise of ISOs granted under the Plan is 250,000, subject to adjustment in accordance with Article 12 to the extent such adjustment will not affect the status of any Option intended to qualify as an ISO.
3.2    ADDITIONAL SHARES.
(a)    Any Common Shares subject to an Award that is canceled, forfeited, settled in cash or expires prior to exercise or realization, either in full or in part, shall again become available for issuance under the Plan as Awards. Notwithstanding anything to the contrary contained herein, Common Shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such Common Shares are (i) tendered in payment of an Option, (ii) delivered or withheld by the Company to satisfy any tax withholding obligation, (iii) repurchased by the Company using the proceeds from an Option exercise, or (iv) subject to a Stock Appreciation Right that are not issued in connection with its stock settlement on exercise thereof.
(b)    Any Common Shares subject to an award granted under a Prior Plan that is canceled, forfeited, settled in cash or expires prior to exercise or realization, either in full or in part, shall become available for issuance under the Plan as Awards. Notwithstanding anything to the contrary contained herein, Common Shares subject to an award granted under a Prior Plan shall not be made available for issuance or delivery under the Plan if such Common Shares are (i) tendered in payment of an option granted under a Prior Plan, (ii) delivered or withheld by the Company to satisfy any tax withholding obligation with respect to any award granted under a Prior Plan, (iii) repurchased by the Company using the proceeds from an option exercise; or (iv) subject to a stock appreciation right granted under a Prior Plan that are not issued in connection with its stock settlement on exercise thereof.

3.3    MINIMUM VESTING REQUIREMENTS. Except as otherwise provided in this Section 3.3, Awards granted under the Plan shall be subject to a minimum vesting period of one (1) year. Notwithstanding the foregoing, (a) such minimum vesting provision shall not apply to the accelerated vesting of an Award in the event of a Participant’s death or Disability or the occurrence of a Change in Control, and (b) the Committee may grant Awards covering five percent (5%) or fewer of the total number of Common Shares authorized under the Plan as set forth in Section 3.1 without regard to the above-described minimum vesting requirements. In addition, with respect to Awards made to Outside Directors, the vesting of such Awards will be deemed to satisfy the one (1)-year minimum vesting requirement to the extent that the Awards vest on the earlier of the one (1)-year anniversary of the date of grant and the next regular annual meeting of the Company’s stockholders that is at least fifty (50) weeks after the immediately preceding year’s annual meeting.
3.4    LIMITATION ON OUTSIDE DIRECTOR COMPENSATION. Notwithstanding anything herein to the contrary, compensation paid to an Outside Director in respect of his or her service as an Outside Director, including cash fees and Awards under the Plan (based on the grant date Fair Market Value of such Awards for financial reporting purposes), shall not exceed $300,000 per fiscal year. For the avoidance of doubt, compensation shall be counted toward this limit for the Board compensation year in which it is earned (and not when it is paid or settled in the event that it is deferred).

3.5    ASSUMPTION UNDER THE PLAN OF AWARDS; SUBSTITUTE AWARDS. Notwithstanding any other provision of the Plan, the Board or the Committee, in its discretion, may authorize the assumption and continuation under the Plan of outstanding and unexercised stock options or other types of stock-based awards that were granted under an equity plan or agreement that is or was maintained by a corporation or other entity that was merged into, consolidated with, or whose stock or assets were acquired by, the Company as the surviving corporation. Any such action will be upon such terms and conditions as the Board or the Committee, in its discretion, may deem appropriate, including provisions to preserve the holder’s rights under the previously granted and unexercised award. The exercise price and number of shares for any such stock options shall be determined in accordance with the principles of Sections 409A and 424(a) of the Code. Any such assumption and continuation of any such previously granted and unexercised award will be treated as an outstanding Award under the Plan, but will not count against the number of Shares reserved for issuance pursuant to Section 3.1. In addition, any Shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company will not reduce the Shares available for grants as provided in Section 3.1.

ARTICLE 4.
ELIGIBILITY.

4.1    AWARDS OTHER THAN ISOS. Employees, Outside Directors and Consultants shall be eligible for the grant of Awards other than ISOs.
4.2    INCENTIVE STOCK OPTIONS. Only Employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs.

ARTICLE 5.
OPTIONS.
5.1    STOCK OPTION AGREEMENT. Each grant of an Option under the Plan shall be evidenced by an Award Agreement between the Participant and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Award Agreement shall specify whether the Option is an ISO or an NQO. The provisions of the various Award Agreements entered into under the Plan need not be identical.
5.2    NUMBER OF SHARES. Each Award Agreement shall specify the number of Common Shares subject to the Option and such number shall be subject to adjustment in accordance with Article 12 hereof.
5.3    EXERCISE PRICE. Each Award Agreement shall specify the Exercise Price; provided that the Exercise Price under an Option shall in no event be less than one-hundred percent (100%) of the Fair Market Value of a Common Share on the date of grant.
5.4    INCENTIVE STOCK OPTIOINS. The grant of ISOs shall be subject to all of the requirements of Code Section 422, including the following limitations:
(a)    The Exercise Price of an ISO shall not be less than one-hundred percent (100%) of the Fair Market Value of a Common Share on the date of grant; provided, however, if on the date of grant, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Code Section 424(d)) owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries (a “10% Stockholder”), the Exercise Price shall not be less than one-hundred and ten percent (110%) of the Fair Market Value of a Common Share on the date of grant.

(b)    To the extent that the aggregate Fair Market Value of the Common Shares with respect to which ISOs are exercisable for the first time by any individual during any calendar year (under all plans of the Company) exceeds $100,000, such Options will be treated as NQOs to the extent required by Code Section 422. For purposes of this Section 5.4(b), ISOs shall be taken into account in the order in which they were granted. The Fair Market Value of the Common Shares shall be determined as of the time the Option with respect to such Common Shares is granted.

(c)    In the event of a Participant’s change of status from Employee to Consultant or Outside Director, an ISO held by the Participant shall cease to be treated as an ISO and shall be treated for tax purposes as an NQO three (3) months and one (1) day following such change of status.
5.5    EXERCISABILITY. Each Award Agreement shall specify the date when all or any installment of the Option is to become exercisable. Each Award Agreement may also provide for accelerated exercisability of the Option in the event of the Participant’s death, Disability or Retirement or other events and may provide for expiration prior to the end of the Option’s term in the event of the termination of the Participant’s service. NQOs may also be awarded in combination with Restricted Shares, and such an Award may provide that the NQOs will not be exercisable unless the related Restricted Shares are forfeited.
5.6    OPTION TERM. Unless otherwise specified in an Award Agreement, but in any event, no later than ten (10) years from the date of grant thereof, each Option shall terminate no later than the first to occur of the following events:
(a)    Date in Award Agreement. The date for termination of the Option set forth in the Award Agreement;
(b)    Termination of Service. The ninetieth (90th) day following the date on which the Participant’s service terminates (other than for a reason described in Section 5.6(c) or (d) below);
(c)    Disability. In the event that a Participant’s service terminates due to the Participant’s Disability, the Participant may exercise his or her Option at any time within twelve (12) months following the date of such termination, but only to the extent that the Participant was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of the Option as set forth in the applicable Award Agreement). If, at the date of termination, the Participant is not entitled to exercise his or her entire Option, the Common Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Common Shares covered by such Option shall revert to the Plan;
(d)    Death. In the event of the death of a Participant, the Participant’s Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the applicable Award Agreement), by the Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Participant was entitled to exercise the Option at the date of death. If, at the time of death, the Participant was not entitled to exercise his or her entire Option, the Common Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after death, the Participant’s estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Common Shares covered by such Option shall revert to the Plan; or
(e)    Ten Years from Grant. An Option shall expire no more than ten (10) years after the date of grant; provided, however, that if an ISO is granted to a 10% Stockholder, such ISO may not be exercised after the expiration of five (5) years from the date of grant.
5.7    EFFECT OF CHANGE IN CONTROL. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Common Shares subject to such Option in the event that a Change in Control occurs with respect to the Company.
5.8    PROHIBITION ON REPRICINGS. Notwithstanding anything to the contrary contained herein and except as may be permitted under Section 3.5 hereof, the Board and the Committee may not, without stockholder approval, directly or indirectly reduce the exercise price of an outstanding Option or Stock Appreciation Right, including (i) changing the terms of an Option or Stock Appreciation Right to reduce the exercise price of such Option or Stock Appreciation Right; (ii) cancelling an Option or Stock Appreciation Right in exchange for a new Option or Stock Appreciation Right with a lower exercise price, (iii) cancelling an Option or Stock Appreciation Right in exchange for a different type of Award under the Plan that has a value that is greater than the excess of the Fair Market Value of the applicable shares on the date of such payment over the exercise price, (iv) authorizing, in lieu of the exercise or in exchange for the cancellation of an Option or Stock Appreciation Right, the payment of cash in an amount that is greater than the excess of the Fair Market Value of the Common Shares on the date of such payment over the exercise price, or (v) taking any other action that is treated as a “repricing” under generally accepted accounting principles, unless the cancellation and exchange occurs in connection with an adjustment permitted under Article 12.
5.9    PAYMENT FOR OPTION SHARES
.
(a)    General Rule. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased, except as follows:
(1)    In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Award Agreement. The Award Agreement may specify that payment may be made in any form(s) described in this Section 5.9.
(2)    In the case of an NQO, the Committee may at any time accept payment in any form(s) described in this Section 5.9.
(b)    Surrender of Stock. To the extent that this Section 5.9(b) is applicable, all or any part of the Exercise Price may be paid by surrendering Common Shares that are already owned by the Participant. Such Common Shares shall be valued at their Fair Market Value on the date when the new Common Shares are purchased under the Plan. The Participant shall not surrender Common Shares in payment of the Exercise Price if such action could cause the Company to recognize additional compensation expense with respect to the Option for financial reporting purposes under GAAP accounting at the time of such proposed surrender.
(c)    Exercise/Sale. To the extent that this Section 5.9(c) is applicable, all or any part of the Exercise Price may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company.
(d)    Other Forms of Payment. To the extent that this Section 5.9(d) is applicable, all or any part of the Exercise Price may be paid in any other form that is consistent with applicable laws, regulations and rules, including, without limitation, pursuant to a net exercise.
ARTICLE 6.
RESTRICTED SHARES.
6.1    TIME, AMOUNT AND FORM OF AWARDS. Awards under the Plan may be granted in the form of Restricted Shares. Restricted Shares may also be awarded in combination with NQOs, and such an Award may provide that the Restricted Shares will be forfeited in the event that the related NQOs are exercised. The Committee shall determine the eligible individuals to whom, and the time or times at which, grants of Restricted Shares shall be made; the number of Restricted Shares to be awarded; the period of restrictions, if any, applicable to Restricted Shares; the performance goals (if any) applicable to Restricted Shares; and all other conditions of the Restricted Shares. If the restrictions, performance goals and/or conditions established by the Committee are not attained, a Participant shall forfeit his or her Restricted Shares in accordance with the terms of the grant. The provisions of Restricted Shares need not be the same with respect to each Participant.
6.2    PAYMENT FOR AWARDS. To the extent that an Award is granted in the form of newly issued Restricted Shares, the Award recipient, as a condition to the grant of such Award, shall be required to pay the Company in cash, cash equivalents or any other form of legal consideration acceptable to the Company, including but not limited to future services, an amount equal to the par value of such Restricted Shares. To the extent that an Award is granted in the form of Restricted Shares from the Company’s treasury, no cash consideration shall be required of the Award recipients.
6.3    VESTING CONDITIONS. Each Award of Restricted Shares shall be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Award Agreement. An Award Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability or Retirement or other events. Notwithstanding any other provision of the Plan to the contrary, the Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company.
6.4    VOTING AND DIVIDEND RIGHTS. Unless otherwise provided in the Award Agreement, the holder of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders; provided, that to the extent that a Restricted Share carries with it a right to receive dividends, any dividends declared shall be accumulated and paid at the time (and to the extent) that the Restricted Shares vest, but in no event later than two-and-a-half (2.5) months following the end of the calendar year in which the vesting occurs. Without limitation, an Award Agreement may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares (in which case such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid).
ARTICLE 7.
RESTRICTED STOCK UNITS.
7.1    TIME, AMOUNT AND FORM OF AWARDS. Awards under the Plan may be granted in the form of Restricted Stock Units. Restricted Stock Units may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall determine the eligible individuals to whom, and the time or times at which, grants of Restricted Stock Units shall be made; the number of Restricted Stock Units to be awarded; the period of restrictions, if any, applicable to Restricted Stock Units; the performance goals (if any) applicable to Restricted Stock Units; and all other conditions of the Restricted Stock Units. If the restrictions, performance goals and/or conditions established by the Committee are not attained, a Participant shall forfeit his or her Restricted Stock Units in accordance with the terms of the grant. The provisions of Restricted Stock Units need not be the same with respect to each Participant.
7.2    RESTRICTIONS AND CONDITIONS. Each Award of Restricted Stock Units shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Committee at the time of grant or, subject to Code Section 409A, thereafter:
(a)    Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Award Agreement.
(b)    An Award Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability or Retirement or other events. Notwithstanding any other provision of the Plan to the contrary, the Committee may determine, at the time of granting Restricted Stock Units or thereafter, that all or part of such Restricted Stock Units shall become vested in the event that a Change in Control occurs with respect to the Company.
(c)    Participants holding Restricted Stock Units shall have no voting rights. A Restricted Stock Unit may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right would entitle the holder to be credited with an amount equal to all cash dividends paid on one Common Share while the Restricted Stock Unit is outstanding. The Committee, in its discretion, may grant dividend equivalents from the date of grant or only after a Restricted Stock Unit is vested. Notwithstanding anything herein to the contrary, to the extent that a Restricted Stock Unit carries with it rights to dividend equivalents, any dividend equivalents with respect to dividends declared shall be accumulated and paid at the time (and to the extent) that the Restricted Stock Units vest, but in no event later than two-and-a-half (2.5) months following the end of the calendar year in which the vesting occurs.
(d)    The rights of Participants granted Restricted Stock Units upon termination of employment or service as an Outside Director or Consultant of the Company or an Affiliate thereof terminates for any reason while the Restricted Stock Units remain outstanding shall be set forth in the Award Agreement.
7.3    RIGHTS AS A STOCKHOLDER. Except as may otherwise be provided in an Award Agreement with respect to dividend equivalents (in accordance with Section 7.2(c)), a Participant shall have no rights to dividends or any other rights of a stockholder with respect to the Common Shares subject to Restricted Stock Units until the Participant has satisfied all conditions of the Award Agreement and the requirements of Section 15.1, and the Common Shares have been issued to the Participant.

7.4    SETTLEMENT OF RESTRICTED STOCK UNITS. Settlement of vested Restricted Stock Units shall be made to Participants in the form of Common Shares, unless the Committee, in its sole discretion, provides for the payment of the Restricted Stock Units in cash (or partly in cash and partly in Common Shares) equal to the Fair Market Value of the Common Shares that would otherwise be distributed to the Participant.
ARTICLE 8.
STOCK APPRECIATION RIGHTS.
8.1    IN GENERAL. Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Option granted under the Plan (“Related Rights”). Related Rights may be granted either at or after the time of the grant of such Option. The Committee shall determine the eligible individuals to whom, and the time or times at which, grants of Stock Appreciation Rights shall be made, the number of Common Shares to be awarded, the price per Common Share, and all other conditions of Stock Appreciation Rights. Notwithstanding the foregoing, no Related Right may be granted for more Common Shares than are subject to the Option to which it relates and any Stock Appreciation Right must be granted with an Exercise Price not less than the Fair Market Value of a Common Share on the date of grant. The provisions of Stock Appreciation Rights need not be the same with respect to each Participant. Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8.1 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable, as set forth in the applicable Award Agreement.
8.2    RIGHTS AS STOCKHOLDER. A Participant shall have no rights to dividends or any other rights of a stockholder with respect to the Common Shares subject to a Stock Appreciation Right until the Participant has given written notice of the exercise thereof, has satisfied the requirements of Section 15.1 and the Common Shares have been issued to the Participant.
8.3    EXERCISABILITY.
(a)    Stock Appreciation Rights that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee in the applicable Award Agreement.
(b)    Stock Appreciation Rights that are Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Article 5 and this Article 8.
(c)    An Award Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability or Retirement or other events. Notwithstanding any other provision of the Plan to the contrary, the Committee may determine, at the time of granting Stock Appreciation Rights or thereafter, that all or part of such Stock Appreciation Rights shall become vested in the event that a Change in Control occurs with respect to the Company.
8.4    PAYMENT UPON EXERCISE.
(a)    Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of Common Shares, determined using the Fair Market Value, equal in value to the excess of the Fair Market Value as of the date of exercise over the price per Common Share specified in the Free Standing Right multiplied by the number of Common Shares in respect of which the Free Standing Right is being exercised.
(b)    A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Common Shares, determined using the Fair Market Value, equal in value to the excess of the Fair Market Value as of the date of exercise over the Exercise Price specified in the related Option multiplied by the number of Common Shares in respect of which the Related Right is being exercised. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.

(c)    Notwithstanding the foregoing, the Committee may determine to settle the exercise of a Stock Appreciation Right in cash (or in any combination of Common Shares and cash).
8.5    TERMINATION OF EMPLOYMENT OR SERVICE.
(a)    In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Free Standing Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee in the applicable Award Agreement.
(b)    In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Related Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the related Options.
8.6    TERM.
(a)    The term of each Free Standing Right shall be fixed by the Committee, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.
(b)    The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten (10) years after the date such right is granted.
ARTICLE 9.
OTHER STOCK-BASED OR CASH-BASED AWARDS.
9.1    IN GENERAL. The Committee is authorized to grant Awards to Participants in the form of Other Stock‑Based Awards or Other Cash-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan and as evidenced by an Award Agreement. The Committee shall determine the terms and conditions of such Awards, consistent with the terms of the Plan, at the date of grant or thereafter, including any performance goals and performance periods. Common Shares or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under this Section 9.1 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, Common Shares, other Awards, notes or other property, as the Committee shall determine, subject to any required corporate action.
9.2    VESTING. An Award Agreement with respect to an Other Stock-Based Award or Other Cash-Based Award may provide for accelerated vesting in the event of the Participant’s death, Disability or Retirement or other events. Notwithstanding any other provision of the Plan to the contrary, the Committee may determine, at the time of granting an Other Stock-Based Award or Other Cash-Based Award or thereafter, that all or part of such Awards shall become vested in the event that a Change in Control occurs with respect to the Company.
ARTICLE 10.
PERFORMANCE-BASED AWARDS.
The Committee, in its discretion, may make Awards subject to vesting based on the achievement of performance goals (such awards, “Performance-Based Awards”), in which case the Committee will specify in writing, by resolution or otherwise, the Participants eligible to receive a Performance-Based Award (which may be expressed in terms of a class of individuals) and the performance goals applicable to Performance-Based Awards. The Committee may make Awards subject to the achievement of such performance goals as it determines in its sole discretion. The Committee also has the authority to provide in an Award for accelerated vesting of an Award based on the achievement of performance goals. In determining the actual amount of a Participant’s Performance-Based Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance-Based Award otherwise earned if, in its sole judgment, such reduction or elimination is appropriate.
ARTICLE 11
CLAWBACK
Notwithstanding any other provisions in this Plan to the contrary, any Award received by a Subject Participant, and/or any Common Share issued upon exercise of any Award received by a Subject Participant hereunder, and/or any amount received with respect to any sale of any such Award or Common Share, will be subject to potential cancellation, recoupment, rescission, payback or other action to the extent required pursuant to applicable law, government regulation or national securities exchange listing requirement (or any clawback policy adopted by the Company from time to time pursuant to any such law, government regulation or national securities exchange listing requirement or to comport with good corporate governance practices). Each Subject Participant agrees and consents to the Company’s application, implementation and enforcement of any clawback policy established by the Company that may apply to the Subject Participant and any provision of applicable law, government regulation or national securities exchange listing requirement relating to cancellation, rescission, payback or recoupment of compensation, and expressly agrees that the Company may take such actions as are necessary to effectuate any such policy (as applicable to the Subject Participant) or applicable law, government regulation or national securities exchange listing requirement without further consent or action being required by the Subject Participant.
ARTICLE 12
PROTECTION AGAINST DILUTION.
12.1    ADJUSTMENTS. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a declaration of a dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of (a) the number of Common Shares available for issuance pursuant to future Awards under Article 3, (b) the number of Common Shares covered by each outstanding Award or (c) the Exercise Price under each outstanding Option and Stock Appreciation Right. Except as provided in this Article 12, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.
12.2    DISSOLUTION OR LIQUIDATION. To the extent not previously exercised, Options shall terminate immediately prior to the dissolution or liquidation of the Company.
12.3    REORGANIZATIONS. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the continuation of outstanding Awards by the Company (if the Company is a surviving corporation), for their assumption by the surviving corporation or its parent or subsidiary, for the substitution by the surviving corporation or its parent or subsidiary of its own awards for such Awards, for accelerated vesting and accelerated expiration, or for settlement in cash or cash equivalents.
ARTICLE 13.
AWARDS UNDER OTHER PLANS.
The Company may grant awards under other plans or programs. Such awards may be settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Restricted Shares and shall, when issued, reduce the number of Common Shares available under Article 3.
ARTICLE 14.
LIMITATION ON RIGHTS.
14.1    RETENTION RIGHTS; NATURE OF PAYMENTS. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Outside Director or Consultant. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the service of any Employee, Outside Director or Consultant at any time, with or without cause, subject to applicable laws, the Company’s certificate of incorporation and bylaws and a written employment agreement (if any). Any and all grants of Awards and issuances of Common Shares under the Plan shall be in consideration of services performed for the Company by the Participant. All such grants and issuances shall constitute a special incentive payment to the Participant and shall not be taken into account in computing the amount of salary or compensation of the Participant for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or any Affiliate or under any agreement between the Company or any Affiliate and the Participant, unless such plan or agreement specifically otherwise provides.
14.2    STOCKHOLDERS' RIGHTS. Subject to the other terms and conditions of the Plan, a Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.
14.3    REGULATORY REQUIREMENTS. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.
ARTICLE 15.
WITHHOLDING TAXES; PARACHUTE PAYMENTS.
15.1    GENERAL. To the extent provided by the terms of an Award Agreement and subject to the discretion of the Committee, the Participant may satisfy any federal, state, foreign or local tax withholding obligation relating to the exercise or acquisition of Common Shares under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold Common Shares from the Common Shares otherwise issuable to the Participant as a result of the exercise or acquisition of Common Shares under the Award, provided, however, that no Common Shares are withheld with a value exceeding the amount of tax required to be withheld by law (or, to the extent permitted by the Committee, such other greater amount up to the maximum statutory rate under applicable law, as applicable to such Participant, if such other greater amount would not result in adverse financial accounting treatment, as determined by the Committee (including in connection with the effectiveness of FASB Accounting Standards Update 2016-09)); or (c) delivering to the Company previously owned and unencumbered Common Shares. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.
15.2    SECTION 280G.
(a)    To the extent that any of the payments and benefits provided for under the Plan or any other agreement or arrangement between the Company or its Affiliates and a Participant (collectively, the “Payments”) (i) constitute a “parachute payment” within the meaning of Code Section 280G and (ii) but for this paragraph would be subject to the excise tax imposed by Code Section 4999, then the Payments shall be payable either (i) in full or (ii) as to such lesser amount which would result in no portion of such Payments being subject to excise tax under Code Section 4999 (determined in accordance with the reduction of payments and benefits paragraph set forth below); whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Code Section 4999, results in the Participant’s receipt on an after-tax basis, of the greatest amount of benefits under this Plan, notwithstanding that all or some portion of such benefits may be taxable under Code Section 4999. Any determination required under this provision will be made by accountants chosen by the Company, whose determination shall be conclusive and binding upon the Participant and the Company for all purposes.
(b)    Except to the extent, if any, otherwise agreed in writing between a Participant and the Company, reduction of payments and benefits hereunder, if applicable, will be made by reducing, first, payments or benefits to be paid in cash in the order in which such payment or benefit would be paid or provided (beginning with such payment or benefit that would be made last in time and continuing, to the extent necessary, through to such payment or benefit that would be made first in time) and, then, reducing any benefit to be provided in-kind hereunder in a similar order; provided, however, that any reduction or elimination of accelerated vesting of any equity award will first be accomplished by reducing or eliminating the vesting of such awards that are valued in full for purposes of Code Section 280G, then the reduction or elimination of vesting of other equity awards.

ARTICLE 16.
AMENDMENT; TERM OF THE PLAN.
The Plan shall become effective on May 5, 2021. The Board may, at any time and for any reason, amend, suspend or terminate the Plan (subject to the approval of the Company’s stockholders only to the extent required by applicable law, regulations or the requirements of the securities exchange on which the Common Shares are listed). The Committee may issue ISOs under the Plan until February 18, 2031. The Committee may issue any Award other than ISOs at any time prior to the date, if any, that the Board suspends or terminates the Plan. No Award may be granted pursuant to the Plan after such date, but Awards granted before such date may extend beyond that date.
ARTICLE 17.
CODE SECTION 409A; UNFUNDED PLAN
17.1    CODE SECTION 409A. The intent of the parties is that payments and benefits under the Plan comply with Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Code Section 409A shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required in order to avoid accelerated taxation and/or tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided upon a “separation from service” to a Participant who is a “specified employee” shall be paid on the first business day after the date that is six (6) months following the Participant’s separation from service (or upon the Participant’s death, if earlier). In addition, for purposes of the Plan, each amount to be paid or benefit to be provided to the Participant pursuant to the Plan, which constitute deferred compensation subject to Code Section 409A, shall be construed as a separate identified payment for purposes of Code Section 409A. Nothing contained in the Plan or an Award Agreement shall be construed as a guarantee of any particular tax effect with respect to an Award. The Company does not guarantee that any Awards provided under the Plan will satisfy the provisions of Code Section 409A, and in no event will the Company be liable for any or all portion of any taxes, penalties, interest or other expenses that may be incurred by a Participant on account of any non-compliance with Code Section 409A.
17.2    UNFUNDED STATUS. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Shares or rights thereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Shares or rights thereto, nor shall the Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Shares or rights thereto to be granted under the Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Shares or rights thereto under the Plan shall be based solely upon any contractual obligations that may be created by the Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. None of the Company, the Board or the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan. With respect to the Plan and any Awards granted hereunder, Participants are general and unsecured creditors of the Company and have no rights or claims except as otherwise provided in the Plan or any applicable Award Agreement.
ARTICLE 18.
AWARDS TO FOREIGN NATIONALS AND PARTICIPANTS OUTSIDE THE UNITED STATES
Notwithstanding any provision of the Plan to the contrary, in order to comply, or facilitate compliance, with the applicable law or customs in other countries in which the Company or any of its affiliates operates or has employees or to qualify for preferred tax treatment of such jurisdictions, the Committee, in its discretion, will have the power and authority to (a) determine which Affiliates will be covered by the Plan; (b) determine which persons employed outside the United States are eligible to participate in the Plan; (c) amend or vary the terms and provisions of the Plan and the terms and conditions of any Award granted to persons who reside outside the United States; (d) establish subplans and modify exercise procedures and terms and procedures to the extent such actions are deemed to be necessary or advisable; and (e) take any action, before or after an Award is made, that it deems advisable to obtain or comply with any applicable law or regulatory exemptions or approvals.

ARTICLE 19.
GOVERNING LAW
This Plan, the Award Agreements and any other agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law. Any reference in this Plan or in any Award Agreement or other agreement or document hereunder to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.
ARTICLE 20.
DEFINITIONS.
20.1    Affiliate means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own, directly or indirectly, not less than fifty percent (50%) of such entity.
20.2    Award means any award of an Option, Restricted Share, Restricted Stock Unit, Stock Appreciation Right, Other Stock-Based Award or Other Cash-Based Award under the Plan.
20.3    Award Agreement means any agreement, contract or other instrument or document evidencing an Award. Evidence of an Award may be in written or electronic form, may be limited to notation on the books and records of the Company and, with the approval of the Committee, need not be signed by a representative of the Company or a Participant. Any Common Shares that become deliverable to a Participant pursuant to the Plan may be issued in certificate form in the name of the Participant or in book-entry form in the name of the Participant.
20.4    Board means the Company’s Board of Directors, as constituted from time to time.
20.5    Cause shall have the meaning assigned to such term in a Participant’s written employment, severance, or similar agreement or Award Agreement with the Company, or, if no such agreement exists or the agreement does not define “Cause,” Cause means a Participant’s termination of service by the Company due to the Participant’s (a) failure to perform his or her assigned duties or responsibilities as an Employee, Consultant or Outside Director of the Company or an Affiliate thereof (other than a failure resulting from the Participant’s Disability) after notice thereof from the Company describing his or her failure to perform such duties or responsibilities; (b) breach of any confidentiality agreement, invention assignment agreement or written restrictive covenant agreement between the Participant and the Company or an Affiliate thereof; (c) engagement in any act of dishonesty, fraud, misrepresentation, moral turpitude or misappropriation of material property that was or is materially injurious to the Company or its Affiliates; (d) violation of any written Company policy, including, without limitation, any policy with respect to sexual harassment in the workplace; (e) violation of any federal or state law or regulation applicable to the Company’s business; or (f) conviction of, or entrance of a plea of nolo contendere to, any crime. In addition, a Participant’s service shall be deemed to have terminated for “Cause” if, on the date the Participant’s service terminates, facts and circumstances exist that would have justified a termination for Cause, even if such facts and circumstances are discovered after such termination.
20.6    Change in Control shall mean:
(a)    The consummation of a merger or consolidation of the Company with or into another entity of any other corporate reorganization, if more than fifty percent (50%) of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation, or other reorganization;
(b)    The consummation of a sale, transfer or other disposition of all or substantially all of the Company’s assets;
(c)    A majority of the members of the Board are replaced during any eighteen (18) month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election; or
(d)    Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than (i) the Company, (ii) a subsidiary thereof, (iii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary thereof, or (iv) any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then outstanding voting securities.
20.7    Code means the Internal Revenue Code of 1986, as amended.
20.8    Committee means a committee of the Board, as described in Article 2.
20.9    Common Share means one share of common stock, par value $0.01 per share, of the Company.
20.10    Company means Heska Corporation, a Delaware corporation.
20.11    Consultant means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor. Service as a Consultant shall be considered employment for all purposes of the Plan, except as provided in Section 4.2.
20.12    Disability shall have the meaning assigned to such term in a Participant’s written employment, severance, or similar agreement or Award Agreement with the Company, or, if no such agreement exists or the agreement does not define “Disability,” Disability means a Participant’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than one year.
20.13    Employee means a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.
20.14    Exchange Act means the Securities Exchange Act of 1934, as amended.
20.15    Exercise Price means, with respect to any Award under which the holder may purchase Common Shares, the price per Common Share at which a holder of such Award granted hereunder may purchase Common Shares issuable upon exercise of such Award, as specified in the applicable Award Agreement.
20.16    Fair Market Value means, for so long as the Common Shares are listed on any established stock exchange or a national market system, the value of a Common Share as determined by reference to the most recent reported sale price of a Common Share (or if no sales were reported, the most recent closing price) as quoted on such exchange or system at the time of determination. In the absence of an established market for the Common Shares, the Fair Market Value shall be determined in good faith by the Committee and such determination shall be conclusive and binding on all persons.
20.17    ISO means an incentive stock option described in Code Section 422(b).
20.18    NQO means a stock option not described in Code Sections 422 or 423.
20.19    Option means an ISO or NQO granted under the Plan and entitling the holder to purchase Common Shares.
20.20    Other Cash-Based Award means a cash Award granted to a Participant under Article 9, including cash awarded as a bonus or upon the attainment of performance goals or otherwise as permitted under the Plan.
20.21    Other Stock-Based Award means a right or other interest granted to a Participant under Article 9 that may be denominated or payable and valued in whole or in part by reference to, or otherwise based on or related to, Common Shares, including, but not limited to, unrestricted Common Shares or dividend equivalents, each of which may be subject to the attainment of performance goals or a period of continued employment or other terms or conditions as permitted under the Plan.
20.22    Outside Director shall mean a member of the Board who is not an Employee.
20.23    Parent means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.
20.24    Participant means an individual or estate who holds an Award.
20.25    Plan means this Heska Corporation Equity Incentive Plan, as amended from time to time.
20.26    Prior Plans means the Heska Corporation Stock Incentive Plan and the Heska Corporation 2003 Equity Incentive Plan.
20.27    Restricted Share means a Common Share awarded under the Plan. An Award of Restricted Shares constitutes a transfer of ownership of Common Shares to a Participant from the Company subject to restrictions against transferability, assignment and hypothecation. Under the terms of the Award, the restrictions against transferability are removed when the Participant has met the specified vesting requirement.
20.28    Restricted Stock Unit means a notional account established pursuant to an Award granted to a Participant, as described in Article 7, that is (i) valued solely by reference to Common Shares, (ii) subject to restrictions specified in the Award Agreement, and (iii) payable in cash or in Common Shares (as specified in the Award Agreement). The Restricted Stock Units awarded to the Participant will vest according to the time-based criteria or performance goal criteria specified in the Award Agreement.
20.29    Retirement shall mean a Participant’s termination of service with the Company (for any reason other than for Cause) on or after the attainment of age fifty-five (55) with at least ten (10) years of service with the Company and its Affiliates (including service with another company prior to it becoming an Affiliate).
20.30    Stock Appreciation Right means the right pursuant to an Award granted under Article 8 to receive an amount equal to the excess, if any, of (i) the aggregate Fair Market Value, as of the date such Award or portion thereof is surrendered, of the Common Shares covered by such Award or such portion thereof, over (ii) the aggregate Exercise Price of such Award or such portion thereof.
20.31    Subsidiary means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.
20.32    Subject Participant means a Participant who is designated by the Board as an “executive officer” under the Exchange Act.